AMENDMENT NO. 2 TO DECLARATION OF TRUST
                          OF INDEX MASTER SERIES TRUST
                      (formerly Merrill Lynch Index Trust)

                  The undersigned Secretary of Index Master Series Trust (the "Trust"), a Delaware business trust, DOES HEREBY CERTIFY, pursuant to the authority conferred on the Secretary of the Trust by Section 10.4(c) of the Trust's Declaration of Trust dated August 28, 1996 (the "Declaration of Trust"), as amended from time to time, that the following amendments were duly adopted by the unanimous vote of the Trustees on August 2, 1999.

                  1. The Declaration of Trust is hereby amended to change the name of the Trust from Merrill Lynch Index Trust to Index Master Series Trust in each place where such name appears.

                  2. Section 5.2 of the Declaration of Trust is hereby amended to delete the names of the series of the Trust, and to substitute the names Master S&P 500 Index Series, Master Small Cap Index Series, Master Aggregate Bond Index Series, Master International (GDP Weighted) Index Series.

                  3. Section 5.2 of the Declaration of Trust is hereby further amended to add the names of the following series of the Trust: Master Enhanced S&P 500 Series, Master Enhanced International Series and Master International (Capitalization Weighted) Index Series.

                  4. Section 10.2 of the Declaration of Trust is hereby amended and restated as follows:

                                    Any Series shall be dissolved (i) by the affirmative vote of the Holders of not less than two-thirds of the total outstanding Interests of the Series, at any meeting of the Holders or by an instrument in writing, without a meeting, signed by a majority of the trustees and consented to by the Holders of not less than two-thirds of such Interests, or (ii) by unanimous consent of the Trustees by written notice of dissolution to the Holders of the Interests of the Series. The Trust shall be dissolved upon the dissolution of the last remaining Series.

                  IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Declaration of Trust on August 2, 1999.

                                             /s/ Ira P. Shapiro
                                             ------------------
                                             Ira P. Shapiro
                                             Secretary